UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2012

Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 St. Charles, Floor 3 New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (504) 264-5160

(Former Name or Form Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 2, 2012, BCM Energy Partners, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with David M. Beach in connection with the January 31, 2012 appointment of Mr. Beach to the position of Chief Executive Officer of the Company. Prior to his appointment as Chief Executive Officer, Mr. Beach also served as President and Chief Financial Officer of the Company. The Agreement supersedes and replaces that certain employment agreement between the Company and Mr. Beach dated January 1, 2011. The initial term of the Agreement is thirty-six (36) months, and the Agreement provides for automatic extensions of such term subject to review by the Company’s board of directors. Pursuant to the Agreement, Mr. Beach will receive from the Company a base salary of Two Hundred Forty Thousand Dollars ($240,000), less any applicable withholdings required by law. In addition, the Company will pay to Mr. Beach a bonus payment if Mr. Beach is instrumental in the execution of an acquisition by the Company, which bonus payment will be based upon the profitability of such acquisition. If the Company is unable to pay Mr. Beach the base salary described above, such base salary shall immediately become a note payable by the Company to Mr. Beach, accruing at an interest rate of five percent (5%) per annum.

This description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

10.1      Employment Agreement dated as of January 31, 2012 by and between the Company and David M. Beach.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: February 14, 2012	By:	/s/ David M. Beach
Name: David M. Beach Title: President, Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.

10.1      Employment Agreement dated as of January 31, 2012 by and between the Company and David M. Beach.

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